UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2011

FELAFEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

United States	333-171277	80-0546288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Bet Hillel Street, Unit 18, Tel Aviv Israel		67017
(Address of principal executive offices)		(Zip Code)

+972-54-6419419
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 31, 2011, – Felafel Corp. (the “Company”) announced the results of its initial public offering.

A total of 1,333,333 shares of common stock, have been sold in our initial public offering at a price $0.03 per share. The total price of the shares was $40,000, which was the minimum amount we had to raise under the terms of our offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FELAFEL CORP.

Date: August 31, 2011	By:	/s/ IdanKarako
IdanKarako
President, Chief Executive Officer, Treasurer and Director